Exhibit 99.2

[CIT Logo]

                                      Investor Contact:
                                      Valerie L. Gerard, Senior Vice President
                                      Investor Relations
                                      973.422.3284

                                      Media Contact:
                                      Kelley J. Gipson, Executive Vice President
                                      Marketing and Corporate Communications
                                      973.422.3235

            CIT ANNOUNCES QUARTERLY DIVIDEND FOR SECOND QUARTER 2004

Livingston, NJ, July 21, 2004 - CIT Group Inc. (NYSE: CIT) today announced that its Board of Directors has declared a regular quarterly cash dividend of $.13 per share, payable on August 30, 2004 to shareholders of record on August 13, 2004.

About CIT

CIT Group Inc. (NYSE: CIT), a leading commercial and consumer finance company, provides clients with financing and leasing products and advisory services. Founded in 1908, CIT has nearly $50 billion in assets under management and possesses the financial resources, industry expertise and product knowledge to serve the needs of clients across approximately 30 industries. CIT, a Fortune 500 company, holds leading positions in vendor financing, factoring, equipment and transportation financing, Small Business Administration loans, and asset-based lending. CIT, with its principal offices in Livingston, New Jersey and New York City has approximately 5,800 employees in locations throughout North America, Europe, Latin and South America, and the Pacific Rim. For more information, visit www.cit.com.

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